UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K

_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 18, 2026 (May 14, 2026)

 _________________________________________________________
CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders on May 14, 2026 (the “Annual Meeting”). At the close of business on March 16, 2026, the record date of the Annual Meeting, the Company had 362,808,081 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	318,466,544	87.78%
Class B-1	207	33.12%
Class B-2	255	31.37%
Class B-3	311	24.16%
Class B-4	105	25.42%

For each class of common stock, at least 33.3% of the common stock issued and outstanding must be present at the Annual Meeting to obtain quorum. Accordingly, Class B-1, Class B-2, Class B-3 and Class B-4 did not reach quorum. In light of the low participation from the Class B shareholders at the Annual Meeting, the proposals presented under Items 4 through 8 were adjourned to a meeting to be held virtually on June 9, 2026 at 11:00 a.m. Central Time.

The results of the proposals that were voted on at the Annual Meeting, which are described in further detail in the Company's definitive proxy statement on Schedule 14A filed with the SEC on March 23, 2026, are as follows:

1.Each of the Equity Director nominees were elected to serve until the 2027 annual meeting of shareholders based on the following votes. For this item, Class A and Class B shareholders vote together as a single class. There were a total of 23,505,825 broker non-votes in this proposal.

Equity Directors	FOR	AGAINST	ABSTAIN
Terrence A. Duffy	267,885,386	26,615,419	459,914
Kathryn Benesh	286,032,047	8,324,133	604,539
Timothy S. Bitsberger	267,913,188	26,461,432	586,099
Charles P. Carey	252,305,370	41,546,896	1,108,453
Bryan T. Durkin	280,480,508	13,830,690	649,521
Harold Ford Jr.	285,672,959	8,650,548	637,212
Martin J. Gepsman	242,151,525	52,090,523	718,671
Daniel G. Kaye	281,023,717	13,356,331	580,671
Phyllis M. Lockett	258,393,139	35,557,492	1,010,088
Deborah J. Lucas	286,008,982	8,354,274	597,463
Rahael Seifu	271,627,737	22,563,896	769,086
William R. Shepard	268,926,954	25,612,160	421,605
Howard J. Siegel	273,255,554	21,183,226	521,939
Dennis A. Suskind	257,757,954	36,335,165	867,600

2.The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for 2026 was approved based upon the following votes. For this item, Class A and Class B shareholders vote together as a single class.

FOR	AGAINST	ABSTAIN
291,376,905	26,595,015	494,624

3.The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes. For this item, Class A and Class B shareholders vote together as a single class. There were a total of 23,505,825 broker non-votes for this proposal.

FOR	AGAINST	ABSTAIN
259,576,112	34,530,288	854,319

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 19, 2026	By:	/s/ Jonathan Marcus
	Name: Title:	Jonathan Marcus Senior Managing Director and General Counsel